First National Lincoln Corporation

March 19, 2001


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of First National Lincoln Corporation ("the Company"), which will be held at St. Patrick's Parish Center, Academy Hill, Newcastle, Maine 04553, on Tuesday, April 24, 2001 at 11:00 a.m. Eastern Daylight Time. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be considered and acted upon.
     This year we will be fixing the number of directors at ten, electing three directors and ratifying independent auditors. The Board of Directors unanimously recommends that you vote FOR each proposal. Your prompt completion and return of the proxy will be appreciated.
     It is important that you be represented at the Annual Meeting, regardless of the number of shares that you own or whether or not you are able to attend the meeting in person.
     Please take the time to review the material, mark, sign, date, and return the enclosed proxy card in the envelope provided for your convenience.
     If you have any questions about matters discussed in the Proxy Statement, please contact me at 207-563-3195 or 1-800-564-3195, extension 2010. Your continued support of First National Lincoln Corporation is sincerely appreciated.

Very truly yours,

/s/ Daniel R. Daigneault

Daniel R. Daigneault
President and Chief Executive Officer




First National Lincoln Corporation
Post Office Box 940, Main Street, Damariscotta, Maine  04543


Notice of Annual Meeting of Shareholders
To Be Held Tuesday, April 24, 2001




To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of First National Lincoln Corporation, the one-bank holding company of The First National Bank of Damariscotta, will be held at St. Patrick's Parish Center, Academy Hill, Newcastle, Maine 04553, on Tuesday,
April 24, 2001 at 11:00 a.m. Eastern Daylight Time, for the following purposes:

* To ratify the Board of Directors' vote to fix the number of directors at ten.
* To elect as directors of the Company the persons listed in the enclosed Proxy Statement dated March 19, 2001, for three-year terms.
* To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2001.
* To transact such other business as may properly come before the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Donald C. Means

Donald C. Means, Clerk
Damariscotta, Maine

March 19, 2001


Regardless of the number of shares you own, your vote is important.
Whether or not you expect to attend the meeting, the prompt return of your proxy.will save follow-up expenses and assure the proper representation of your shares.
Please mark, date, sign, and promptly return the enclosed proxy, using the postage-paid envelope provided.
You may revoke your proxy if you so desire at any time before it is voted.

First National Lincoln Corporation
Post Office Box 940, Main Street, Damariscotta, Maine  04543






Proxy Statement
Annual Meeting of Shareholders
To be Held Tuesday, April 24, 2001



     This Proxy Statement is being furnished to shareholders of First National Lincoln Corporation (the "Company") in connection with the solicitation of Proxies on behalf of the Board of Directors, to be used at the Annual Meeting of Shareholders of the Company to be held at St. Patrick's Parish Center, Academy Hill, Newcastle, Maine 04553, on Tuesday, April 24, 2001, at 11:00 a.m. Eastern Daylight Time, and at any adjournment thereof for matters described in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on March 19, 2001.
     The Proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each Proxy received will be voted for the nominees for Directors described herein and for approval of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as Proxies. Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by (i) filing with the Clerk of the Company a written notice thereof (Donald C. Means, First National Lincoln Corporation, Post Office Box 940, Main Street, Damariscotta, Maine 04543); (ii) submitting a duly executed Proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Clerk notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.
     Only shareholders of record at the close of business on March 5, 2001 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 2,376,613 shares of Common Stock of the Company, $0.01 par value per share, issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.


PROPOSAL 1: FIX THE NUMBER OF DIRECTORS AT TEN

     The Articles of Incorporation of the Company provide that the Board of Directors shall consist of not fewer than five (5) nor more than twenty-five
(25) persons as determined by the Board prior to each Annual Meeting, with Directors serving for "staggered terms" of three years. A resolution of the Board of Directors adopted pursuant to the Company's Articles of Incorporation has established the number of Directors at ten.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
TO RATIFY BOARD'S VOTE TO FIX THE NUMBER OF DIRECTORS AT TEN.


PROPOSAL 2: ELECTION OF DIRECTORS

     If any person named as nominee should be unwilling or unable to stand for election at the time of the Annual Meeting, the holder of the Proxy will vote for any replacement nominee or nominees recommended by the Board of Directors. Each person listed below has consented to be named as a nominee, and the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a Director if elected.

The following are nominees for three-year terms as Director Expiring in 2004:

     Bruce A. Bartlett has served as a Director of the Company since its organization in 1985 and as a Director of The First National Bank of Damariscotta (the "Bank"), the Company's wholly owned subsidiary, since 1981. Mr. Bartlett served as President and Chief Executive Officer of the Company and the Bank until his retirement in 1994.
     Malcolm E. Blanchard has served as a Director of the Company since its organization in 1985 and has served as a Director of the Bank since 1976. Mr. Blanchard has been actively involved, either as sole proprietor or as a partner, in real estate development since 1970.
     Stuart G. Smith has served as a Director of the Company and the Bank since 1997. A resident of Camden, he and his wife own and operate Maine Sport Outfitters in Rockport and Lord Camden Inn and Bayview Landing in Camden, Maine. Mr. Smith is also on the board and part owner of the Mid Coast Skating and Tennis Center. He also serves on the board of the Five Town CSD School Board and the SAD 28 Camden/Rockport School Board.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE NOMINEES FOR DIRECTOR.

Directors Continuing in Office:

The following Directors' terms will expire in 2002:
     Katherine M. Boyd has served as a Director of the Company and the Bank since 1993. A resident of Boothbay Harbor, she owns the Boothbay Region Greenhouses with her husband. Ms. Boyd serves as trustee of the YMCA, and was previously chairperson of the YMCA Annual Fund Drive.
     Carl S. Poole, Jr. has served as a Director of the Company since its organization in 1985 and has served as a Director of the Bank since 1984. Mr. Poole is President, Secretary, and Treasurer of Poole Brothers Lumber, a lumber and building supply company with locations in Damariscotta, Pemaquid and Boothbay Harbor, Maine.
     David B. Soule, Jr. has served as a Director of the Company and the Bank since 1989. Mr. Soule has been practicing law in Wiscasset since 1971. He served two terms in the Maine House of Representatives, is a past President of the Lincoln County Bar Association, and is a former Public Administrator, Lincoln County.
     Bruce B. Tindal has served as a Director of the Company and the Bank since 1999. Mr. Tindal formed and is owner of Tindal & Callahan Real Estate in Boothbay Harbor, which has been in operation since 1985. Mr. Tindal is a Trustee of St. Andrews Hospital and serves on the Board of Directors of the Boothbay Region Land Trust and the Boothbay Region Economic Development Corp. Mr. Tindal is also a member of the National Association of Realtors and the Boothbay Harbor Rotary Club.

The following Directors' terms will expire in 2003:
     Daniel R. Daigneault has served as President, Chief Executive Officer and as a member of the Board of Directors of both the Company the Bank since 1994. Prior to being employed by the Bank, Mr. Daigneault was Vice President, Senior Commercial Loan Officer at Camden National Bank, Camden, Maine. Mr. Daigneault is Vice Chairman of the Maine Bankers Association and past President of the Boothbay Region YMCA Board of Trustees.
     Dana L. Dow has served as a Director of the Company and the Bank since 1999. Mr. Dow is President of Dow Furniture, Inc., located in Waldoboro, Maine, which he purchased from his father in 1977. Prior to purchasing Dow Furniture, Mr. Dow taught chemistry and physics at Medomak Valley High School.
     Robert B. Gregory has served as a Director of the Company and the Bank since 1987 and has served as Chairman of both the Company and the Bank since September 1998. Mr. Gregory has been a practicing attorney since 1980, first in Lewiston, Maine and since 1983 in Damariscotta, Maine.
     There are no family relationships among any of the Directors of the Company, and there are no arrangements or understandings between any Director and any other person pursuant to which that Director has been or is to be elected. No Director of the Bank or the Company serves as a Director on the board of any other corporation with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or that is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

Security Ownership of Directors, Management and Principal Shareholders(1)

     The following table sets forth the number of shares of common stock of the Company beneficially owned as of March 5, 2001 by (i) each person known by the Company to own beneficially more than five percent of the Company's common stock, (ii) each current director of the Company and nominee for a position on the Board, (iii) the named executive officers, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the directors, executive officers and shareholders owning more than five percent of the Company's stock has sole voting and investment power with respect to all shares of stock beneficially owned as set forth opposite his or her name.

-------------------------------------------------------------------------------
                                                                Shares  Percent
 Owners of 5% or More                                            Owned    Owned
-------------------------------------------------------------------------------
Daniel P. & Edith I. Thompson                                  152,804    6.42%
HC 61 Box 039
New Harbor, ME 04545
-------------------------------------------------------------------------------
Directors & Executive Officers
-------------------------------------------------------------------------------
Name                  Position                             Term Shares  Percent
Age(2)                                                  Expires  Owned    Owned
-------------------------------------------------------------------------------
Bruce A. Bartlett    Director of the Bank and the Company; 2001  8,928       *
67                   Chairman, Trust Committee
Malcolm E. Blanchard Director of the Bank and the Company; 2001 27,354    1.15%
66                   Chairman, Executive Committee
Katherine M. Boyd    Director of the Bank and the Company  2002 10,282       *
49
Daniel R. Daigneault President, Chief Executive Officer    2003 78,993(3) 3.32%
48                   and Director of the Bank and the Company
Dana L. Dow          Director of the Bank and the Company  2003  1,133       *
49
Robert B. Gregory    Chairman of The Board of Directors    2003 14,737       *
47                   of the Bank and the Company
Carl S. Poole, Jr.   Director of the Bank and the Company; 2002 89,233    3.76%
55                   Chairman, Asset/Liability Committee
Stuart G. Smith      Director of the Bank and the Company; 2001 13,612       *
48                   Chairman, Directors' Loan Committee
David B. Soule, Jr.  Director of the Bank and the Company; 2002  6,813       *
55                   Chairman, Audit Committees of the
                     Bank and the Company
Bruce B. Tindal      Director of the Bank and the Company  2002  1,067       *
50
-------------------------------------------------------------------------------
Total Ownership of all Directors and
Executive Officers as a group                                  317,052(3)13.34%
-------------------------------------------------------------------------------

* Less than one percent of total outstanding shares
(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. In general, a person is deemed to be the beneficial owner of a security if he/she has or shares the power to vote or to direct the voting of the security or the power to dispose or direct the disposition of the security, or if he/she has the right to acquire beneficial ownership of the security within 60 days. The figure set forth includes director's qualifying shares owned by each person.
(2) As of December 31, 2000.
(3) Includes exercisable stock options.

Executive Officers

     Each Executive Officer of the Company and the Bank is identified in the following table, which also sets forth their respective ages, offices, and periods served as an Executive Officer of the Company or the Bank:

-------------------------------------------------------------------------------
Name & Age(1)        Office & Position                            Period Served
-------------------------------------------------------------------------------
Daniel R. Daigneault President & Chief Executive Officer           1994 to date
48                   of the Company and of the Bank
F. Stephen Ward      Treasurer of the Company, Senior Vice         1993 to date
47                   President Finance and Investments
                     and Chief Financial Officer of the Bank
                     Managing Director of Pemaquid Advisors
Donald C. Means      Clerk of the Company, Senior Vice             1973 to date
63                   President and Senior Loan Officer of the Bank
Walter F. Vietze     Senior Vice President and Senior              1984 to date
59                   Operations Officer of the Bank
Michael T. Martin    Senior Vice President and Credit              1993 to date
45                   Administration Officer of the Bank
Charles A. Wootton   Senior Vice President, Banking Services       2000 to date
44                   Officer and Senior Loan Officer of the Bank
-------------------------------------------------------------------------------
(1) As of December 31, 2000

     Daniel R. Daigneault has served as President, Chief Executive Officer and as a member of the Board of Directors of both the Company and the Bank since 1994. Prior to being employed by the Bank, Mr. Daigneault was Vice President, Senior Commercial Loan Officer at Camden National Bank, Camden, Maine.
     F. Stephen Ward has served as Treasurer of the Company since 1994 and as Chief Financial Officer of the Bank since 1993. In 2000, Mr. Ward also became the Managing Director of Pemaquid Advisors, the Bank's investment management and private banking division. Mr. Ward has been employed by the Bank since 1990 and served as Assistant Vice President and Marketing Officer from 1990 to 1993. From 1978 to 1990 Mr. Ward was employed by Down East Enterprises, Inc. Mr. Ward holds a Masters of Business Administration degree in Finance.
     Donald C. Means has been employed by the Bank since 1973. From 1962 to 1973 Mr. Means was employed by The First National Bank of Boston, a major New England financial institution. While employed there, Mr. Means' primary responsibilities involved commercial lending.
     Walter F. Vietze has been employed by the Bank since 1984. From 1979 to 1984, Mr. Vietze was employed by Casco Bank, Portland, Maine. His primary responsibilities involved providing online banking services to correspondent banks. Prior to 1979, Mr. Vietze was affiliated with BayBanks in Massachusetts.
     Michael T. Martin has been employed by the Bank since 1993. He was employed by Fleet Bank from 1980 to 1992, and by Canal National Bank from 1977 to 1980. His primary responsibilities were in Loan Review and Credit Administration.
     Charles A. Wootton has been employed by the Bank since January 2000. From 1981 to 2000 Mr. Wootton was employed by Camden National Bank, serving as branch manager, commercial loan and business development officer. In 1996, Mr. Wootton became Vice President responsible for branch administration.

     There are no family relationships among any of the Executive Officers, nor are there any arrangements or understandings between any Executive Officer and any other person pursuant to which that Executive Officer has been or is to be elected.
     The Federal Reserve Act permits the Bank to contract for or purchase property from any of its Directors only when such purchase is made in the regular course of business upon terms not less favorable to the Bank than those offered by others unless the purchase has been authorized by a majority of the Board of Directors not interested in the transaction. Similarly, the Federal Reserve Act prohibits loans to Executive Officers of the Bank unless such loans are on terms not more favorable than those afforded other borrowers and certain other prescribed conditions have been met.
     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with Directors, Officers and principal shareholders of the Company and their affiliates. All such transactions have been made upon substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others. In the opinion of management, such loans have not involved more than the normal risk of collectibility nor have they presented other unfavorable features. The total amount of loans outstanding at December 31, 2000 to the Company's Directors, Executive Officers and their associates was $7,107,000, which constituted 2.68% the Bank's total loans outstanding at that date.

Executive Compensation

     The table below sets forth cash compensation paid to the President and Chief Executive Officer during 2000, 1999, and 1998. No other Executive Officers of the Bank received compensation in excess of $100,000 for the years ended December 31, 2000, 1999, and 1998.

-------------------------------------------------------------------------------
Name                               Annual                      Long-Term
and                             Compensation                 Compensation
Principal                ----------------------------    ---------------------
Position                Year       Salary     Bonus(1)    Other(2)   # Options
-------------------------------------------------------------------------------
Daniel R. Daigneault    2000    $ 184,000    $ 17,112      $14,005         -0-
President and CEO       1999    $ 164,300    $ 17,416      $ 9,600       4,000
                        1998    $ 156,000    $ 14,040      $ 9,600         -0-
-------------------------------------------------------------------------------
(1) Bonuses are listed in the year earned and normally accrued. Such bonuses may be paid in the following year.
(2) Amounts shown include contributions paid by the Company to the respective accounts of the Named Executive Officer in the 401(k) Plan. In 2000 the Company and the Bank contributed to the Bank's Savings and Investment Plan a matching amount for the salary deferred by Mr. Daigneault equal to 3.0% of Mr. Daigneault's earnings and a profit-sharing component of 2.5% of Mr. Daigneault's earnings, which were subject to IRS regulations limiting the maximum amount of an officer's earnings eligible for matching or profit-sharing 401(k) contributions to $170,000. These percentages were equivalent to the 401(k) Plan match and profit sharing contributions made for all eligible employees. This figure also recognizes the value to the officer of a Company-provided vehicle.

Executive Compensation Committee Report

     The Compensation Committee consists of three outside members of the Board of Directors. This Committee has the responsibility for conducting the annual evaluation of the President and renders recommendations to the full Board of Directors regarding compensation for the President. The compensation of the President consists of a base salary plus a bonus, under an approved plan adopted for all employees of the Bank, and other cash bonuses which the Committee may deem appropriate based on the overall performance of the President and the achievement of prescribed goals. These goals are a combination of financial targets and corporate objectives such as implementation of the strategic plan, satisfactorily addressing issues identified as priorities by the banking regulators and overall performance of the management team. The financial goals pertain to profitability, growth and loan portfolio quality.
     The compensation philosophy of the Company for all executive officers is to pay a competitive base salary commensurate with salaries paid by other similar sized financial institutions, plus a short- term incentive which is tied to the achievement of certain performance levels. In 1994 the Company instituted a formal performance-based compensation program called "Performance Compensation for Stakeholders". The overall objective of the program is to shift a portion of employee compensation from base salary to performance based payments. In 2000, total cash payout under this Stakeholder Performance Compensation program was 9.30% of the participating employees' base salaries. The cash payout may be deferred to the following calendar year.
     This performance compensation program's overall objective is to maximize the long-term viability of the Company. It addresses this by tying the bonus compensation to multiple goals which include profit, growth, productivity and quality. The guiding principle is to reach a balance of profitability, growth, productivity and quality which should have a positive impact on maximizing long-term shareholder value. It rewards current performance which contributes toward the achievement of long-term goals. Each year specific key performance indicators are chosen along with financial performance levels. In 2000 some of the indicators were: loan volume, deposit volume, non-performing loan levels, non-interest income, net interest income, salaries and wages as a percentage of income and operating expenses as a percentage of net income.
     The amount of base compensation potentially payable to the President was determined by reviewing an independent salary survey of compensation of officers and employees for comparably sized financial institutions. The committee took into consideration the salary ranges as well as actual salaries paid to Presidents and CEOs of similar banks in establishing the 2000 base salary for President Daigneault.
     The President is given annual goals relating to both financial performance and corporate objectives, which are established by the Committee pursuant to discussions with the President. On an annual basis the Committee conducts a formal evaluation of the President, compares his performance to the established goals, assesses the overall performance of the Bank and makes recommendations as appropriate.
     President Daigneault's base compensation for 2000 was reflective of the Company's overall financial performance in 1999, which, in the opinion of the Compensation Committee, was considered excellent. All 1999 goals set for President Daigneault were met or exceeded, which included reaching certain targets for asset growth, asset quality, and overall profitability. Taking these various factors into consideration and in recognition of his performance, the committee increased his base salary by $19,700 to $184,000.
     President Daigneault's 2000 bonus compensation was 9.30% of base compensation, paid in accordance with the Company's Stakeholder Performance Compensation program for all employees, which was described previously.

         Compensation Committee Members:
         Malcolm E. Blanchard, Chair
         Robert B. Gregory
         Carl S. Poole, Jr.



Director Compensation

     Each of the outside directors of the Bank, with the exception of the Chairman of the Board, received a director's fee in the amount of $500 for each meeting attended and $150 for each meeting attended of a committee of which the director is a member. The Chairman of the Board received an annual fee of $16,500. Certain Board members were also paid fees for appraisals, consulting services and legal services, and such fees are on terms no more favorable to the recipient than are generally paid by the Bank for such services to other providers in the area. Fees paid by the Bank to its Directors as a group totaled $72,275 in 2000, but no fees are paid to Directors of the Company. President Daigneault, who is the only director who is also an officer of the Company, receives no additional compensation for serving on the Board of Directors of the Company or the Bank.
     The Company has two standing committees of the Board of Directors: Audit and Options. The Bank has six standing committees of the Board of Directors:
Executive, Audit, Asset/Liability, Trust, Directors' Loan and Compensation. Certain members of management also serve on some committees. All directors attended at least 75% of Board meetings and meetings held by Committees of which they were members, and the aggregate attendance of Board and Committee meetings by all members of the Board of Directors in 2000 was in excess of 90%.

Stock Option Plan

     In April 1995 the stockholders approved a Stock Option Plan. The purpose of the Stock Option Plan is to encourage the retention of key employees by facilitating their purchase of a stock interest in the Company. The 1995 Stock Option Plan provides for grants of options to purchase Company common stock and is administered by an Options Committee which consists of three outside directors. During 2000, 1999, and 1998, stock options were granted under the 1995 Stock Option Plan, as set forth in the accompanying table.

           2000 Option Committee Members:
           Malcolm E. Blanchard, Chair
           Robert B. Gregory
           Carl S. Poole, Jr.


Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     During 2000, Directors Gregory, Blanchard, and Poole served as members of the Compensation Committee. No member of the Committee was, or ever has been, an officer or employee of the Company or the Bank. All Committee members are customers of and engage in banking transactions with the Bank in the ordinary course of business. As described in the section entitled "Certain Relationships and Related Transactions", all loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of Management, did not involve more than the normal risk of collectibility or present other unfavorable features.

Long-Term Compensation

     Long-term compensation may be distinguished from annual compensation by the time frame for which performance results are measured to determine awards. While annual compensation covers a calendar year, long-term compensation is provided through the Company's stock option plan, which covers a period of two to ten years. The following table sets forth information with respect to the named executive and all other employees concerning grants of stock options during 2000:

-------------------------------------------------------------------------------
Option Grants During the Year Ended December 31, 2000
-------------------------------------------------------------------------------
                                % of                      Potential realizable
                   Number of options                    value at assumed rates
                  securities granted Exercise            of stock appreciation
                  underlying      in    price               for option term(1)
                     options  fiscal      per Expiration ---------------------
                     granted    year  Share(2)   Date(3)         5%        10%
-------------------------------------------------------------------------------
Daniel R. Daigneault     -0-    0.0%  $   -0-          -   $    -0-   $    -0-
All other employees    5,000  100.0     16.50   12/27/10     52,000    131,000
-------------------------------------------------------------------------------
All                    5,000  100.0   $ 16.50   12/27/10   $ 52,000   $131,000
-------------------------------------------------------------------------------
1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates compounded over a 10-year period as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's common stock. The gains reflect a future value based upon growth at these prescribed rates. These values have also not been discounted to present value. It is important to note that options have value to the listed executive and to all option recipients only if the stock price advances beyond the exercise price shown on the table during the effective option period.
2) Under the Stock Option Plan, the exercise price may not be less than the fair market value of the common stock on the date the option is granted.
3) All options granted in 2000 require a vesting period of two years after the date granted before 50% of the options may be exercised, and five years after the date granted before 100% of the options may be exercised. All options expire 10 years after the date granted.

     The following table sets forth information with respect to exercisable and unexercisable options held as of December 31, 2000:

-------------------------------------------------------------------------------
Aggregated Option Exercises in 2000 and December 31, 2000 Option Values
-------------------------------------------------------------------------------
                                          Number of
                                   securities underlying  Value of unexercised
                                     unexercised options      in-the-money
                      Shares             at year end       options at year end
                    acquired          ------------------  --------------------
                          on     Value    Exer-  Unexer-     Exer-     Unexer-
                    exercise  realized  cisable  cisable   cisable     cisable
-------------------------------------------------------------------------------
Daniel R. Daigneault   10,000  $ 93,000   41,200   36,800   $363,000   $244,000
All other employees    12,000    98,000   40,500   36,500   $302,000   $ 85,000
-------------------------------------------------------------------------------
All optionees          22,000   191,000   81,700   73,300   $665,000   $329,000
-------------------------------------------------------------------------------

Description of the Company's Benefit Plans

     The Company has reserved 160,000 shares of its common stock to be made available to directors and employees who elect to participate in the directors' deferral, employee stock purchase, or 401(k) savings and investment plans. As of December 31, 2000, 97,793 shares had been issued pursuant to these plans, leaving 62,207 shares available for future issuance. The issuance price is based on the market price of the stock at issuance date.
     All shares issued under the 401(k) savings and investment plans are issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), contained in Section 3(a)(11) thereof and Rule 147 promulgated thereunder. During the period ending nine months after the date of issuance of these shares, these shares may be transferred only to residents of the State of Maine. Each certificate issued for these plan shares bears a legend referring to this restriction.
     Shares issued under the employee stock purchase plan prior to September 11, 1998, were issued pursuant to exemptions from registration under Section 3(a)(11) and Rule 147 of the Securities Act. Shares issued under the employee stock purchase plan on or after September 11, 1998, have been issued pursuant to a registration statement filed under the Securities Act. The members of the Board of Directors and certain officers of the Company, who may be deemed to be "affiliates", may resell shares of the Company's common stock purchased or acquired under this plan only in accordance with certain restrictions imposed by the Securities Act and Rule 144 promulgated thereunder.
     The Bank's 401(k) Plan (The First National Bank of Damariscotta Savings and Investment Plan) is the Bank's sole retirement plan, and was modified in 1996 after termination of the Bank's traditional defined benefit pension plan. It is available to any employee who has attained the age of 21 and completed six months of continuous service. Eligible employees may contribute to their plan accounts a percentage of their compensation, up to a maximum of 15% annually. The Bank may, by an annual vote of its Directors, make matching contributions. In addition, also by vote of its Directors, the Bank may make an annual profit sharing contribution to the Plan. The 401(k) Plan is administered by a special committee appointed by the Board of Directors.
     Employee contributions are 100% vested at all times, while employer contributions are vested over a five-year period. Upon termination of employment for any reason, a plan participant may receive his or her contribution account and earnings allocated to it, as well as the vested portion of his or her employer-matching account and earnings allocated to it. Non-vested amounts are forfeited and are used by the Bank to help defray plan administration expenses incurred by the Bank. The Bank paid $76,000 in matching contributions and $84,000 in profit-sharing contributions to this plan in 2000. Plan participants may direct the trustees of the 401(k) Plan to purchase specific assets for their accounts from a selection which includes seven mutual funds as well as the Company's stock. As of December 31, 2000, 50,342 shares of the Company's stock had been purchased by the 401(k) Plan at the direction of plan participants.
     The Bank instituted an employee stock purchase plan effective February 1, 1987, and the Board of Directors has allocated 80,000 shares of stock to be available for purchase under this plan. Employees who have been employed by the Bank for three consecutive calendar months are eligible to purchase shares on a quarterly basis through payroll deduction. The price per share for shares sold pursuant to the plan is defined as the closing price on the day the shares are purchased. As of December 31, 2000, 47,451 shares of the Company's stock had been purchased pursuant to the plan.
     The Bank provides all full-time employees with group life, health, and long-term-disability insurance through the Independent Bankers' Employee Benefits Trust of Maine. A Flexible Benefits Plan is available to all full-time employees after satisfying eligibility requirements and to part-time employees scheduled to work 20 or more hours a week.
     The Bank also sponsors an un-funded, non-qualified supplemental retirement plan for certain officers. The plan provides supplemental retirement benefits payable in installments over 20 years upon retirement or death. The costs for this plan are recognized over the service lives of the participating officers. The projected retirement benefit for President Daigneault, assuming he remains employed by the Bank until normal retirement age of 65, is $169,329 per year, with such payments beginning in the year 2017. The expense for all participants in this supplemental plan was $123,000 in 2000, $115,000 in 1999, and $84,000 in 1998. As of December 31, 2000 and 1999, the accrued liability of this plan was $342,000 and $219,000, respectively.
     On December 15, 1994, the Company's board of directors adopted a Stock Option Plan (the "Option Plan") for the benefit of officers and other full-time employees of the Company and the Bank. This plan was approved by the Company's shareholders at the 1995 Annual Meeting. Under the Option Plan, 200,000 shares (subject to adjustment to reflect stock splits and similar events) are reserved from the authorized but unissued common stock of the Company for future issuance by the Company upon exercise of stock options granted to certain key employees of the Company and the Bank from time to time.
     The purpose of the Option Plan is to encourage the retention of such key employees by facilitating their purchase of a stock interest in the Company. The Option Plan is intended to provide for the granting of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to employees of the Company or the Bank.
     The Option Plan is administered by the Options Committee of the Company's board of directors, which is comprised solely of directors who are ineligible to receive grants of stock options under the Option Plan and who have not received grants of options within the 12 months preceding their appointment to the Options Committee. The Options Committee selects the employees of the Bank and the Company to whom options are to be granted and designates the number of options to be granted. The Option Plan may be amended only by the vote of the holders of a majority of the Company's outstanding common stock if such amendment would increase the number of shares available for issuance under the Option Plan, change the eligibility criteria for grants of options under the Option Plan, change the minimum option exercise price or increase the maximum term of options. Other amendments may be effected by the Options Committee.
     Employees selected by the Options Committee receive, at no cost to them, options under the Option Plan. The option exercise prices are equal to or exceed the fair market value of the shares on the date of the grant, and no option is exercisable after the expiration of 10 years from the date it is granted. The fair market value of the shares is determined by the Options Committee as specified in the Option Plan. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution, and the option may be exercised only by the employee during the employee's lifetime. After an employee's death, options may be exercised by the employee's estate or heirs up to one year following the date of death. Code
Section 422 limits option grants by providing that during the term of the Option Plan, no grant may be made to any employee owning more than 10% of the shares unless the exercise price is at least 110% of the underlying shares' fair market value and such option is not exercisable more than five years following the option grant. The aggregate fair market value of the stock for which any employee may be granted incentive stock options which are first exercisable in any calendar year may generally not exceed $100,000.
     While generally no options may be exercisable before the second anniversary of the grant date, in the event of a change in control involving the Company all options (other than those held by officers or directors of the Company or the Bank for less than six months) shall become immediately exercisable. Also, an employee whose employment is terminated in connection with or within two years after such a change in control event shall be entitled to exercise all options for up to three months following the date of termination; provided that options held by officers or directors shall not be exercisable until six months after the grant date. Employees whose services are terminated, other than following a change in control as described above, shall thereupon forfeit any options held; provided, however, that following termination due to disability an employee shall be entitled to exercise options for up to one year (provided, further, that officers and directors may exercise only with respect to options held for at least six months).
     The Company receives no monetary consideration for the granting of incentive stock options. Upon the exercise of options, the Company receives payment in cash from optionees in exchange for shares issued. No federal income tax consequences are incurred by the Company at the time incentive stock options are granted or exercised, unless the optionee incurs liability for ordinary income tax treatment upon exercise of the option, as discussed below, in which event the Company would be entitled to a deduction equal to the optionee's ordinary income attributable to the options. Provided the employee holds the shares received on exercise of a stock option for the longer of two years after the option was granted or one year after it was exercised, the optionee will realize capital gains income (or loss) in the year of sale in an amount equal to the difference between the sale price and the option exercise price paid for shares. If the employee sells the shares prior to the expiration of the period, the employee realizes ordinary income in the year of disposition equal to the difference between the fair market value of the shares on the date of exercise and the exercise price and capital gains income (or loss) equal to the difference (if any) between the sale price of the shares and the fair market value of the shares on the date of exercise.
     In addition to the tax consequences discussed above, the excess of the option price over the fair market value of the optioned stock at the time of option exercise is required to be treated by an incentive optionee as an item of tax preference for purposes of the alternative minimum tax.

Performance Graph

     Set forth below is a line graph comparing the five-year cumulative total return of the Company's common stock ("FNLC"), assuming reinvestment of all cash dividends and retention of all stock dividends, with that of the Standard & Poor's 500 Index ("S&P 500") and the NASDAQ Combined Bank Index ("NASD Bank"). The NASD Bank index is a capitalization-weighted index designed to measure the performance of all NASDAQ stocks in the banking sector.

     The following information is presented in a line graph in the printed Form 10-K:

-------------------------------------------------------------------------------
Performance graph data   1995      1996      1997      1998      1999      2000
-------------------------------------------------------------------------------
FNLC                   100.00    127.03    173.94    289.05    215.18    213.99
NASD Bank              100.00    126.16    206.37    182.08    167.55    192.13
S&P 500                100.00    122.68    163.29    209.57    253.24    230.37
-------------------------------------------------------------------------------

PROPOSAL 3: APPOINTMENT OF AUDITORS

     Berry, Dunn, McNeil & Parker has served as independent auditor for the Company and the Bank since 1994. In the opinion of the Board of Directors, the reputation, qualifications and experience of the firm make its reappointment appropriate for 2001.
     It is the desire of the Board of Directors that the appointment of Berry, Dunn, McNeil & Parker as independent auditors be ratified by the shareholders at the Annual Meeting. Representatives from Berry, Dunn, McNeil, & Parker will be present at the Annual Meeting of shareholders, and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY RATIFY THE APPOINTMENT OF BERRY, DUNN, McNEIL & PARKER
AS INDEPENDENT AUDITORS FOR 2001.





ADDITIONAL INFORMATION


REPORT OF THE AUDIT COMMITTEE

March 19, 2001

To the Board of Directors of First National Lincoln Corporation:

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ stock market.

/s/ David B. Soule

David B. Soule, Audit Committee Chairman

/s/ Robert B. Gregory

Robert B. Gregory

/s/ Dana L. Dow

Dana L. Dow

Audit Committee Charter

I. Audit Committee
In accordance with the bylaws of First National Lincoln Corporation, the Board has appointed an Audit Committee for the Company. The Audit Committee shall be composed of at least three Directors who are independent of the Management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee Member. Each Audit Committee member must be able to read and understand fundamental financial statements. At least one Committee Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or through other outside programs.

II. Independence
A Director will not be considered "Independent" if, among other things, the Director has:
1. Been employed by the Company in the current year or past three years.
2. Accepted any compensation from the Company in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits or non-discretionary compensation).
3. An immediate family member who is, or has been in the past three years, employed by the Company as an executive officer.
4. Been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made or from which it received payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.
5. Been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

III. Statement of Policy
The Audit Committee shall provide assistance to the Company's Directors in fulfilling their responsibilities to shareholders and investment community relating to the Company's accounting, reporting practices, and quality and integrity of the Company's financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications between the Board of Directors, the Independent Auditors, the Internal Auditors, and the financial management of the Bank.

IV. Meetings
The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee will meet at least annually in a separate executive session with Management, the Independent Auditors or Internal Auditors to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

V. Responsibilities.
The basic responsibilities of the Audit Committee include the following:
1. Review and update this Charter at least annually or as conditions dictate and ascertain that this Charter is reported in the Bank's proxy statement at least once every three years.
2. Report periodically to the Board of Directors.
3. Review and recommend to the Board of Directors the Independent Auditors to be selected to audit the financial statements of the Company and its subsidiaries.
4. Meet with the Independent Auditors and Management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be used, and at the conclusion review audit findings, including comments or recommendations of the Independent Auditors.
5. Review the Internal Audit function of the Company and its subsidiaries including the independence and authority of its reporting obligations, the proposed audit plan for the current year and the coordination of such plans with the Independent Auditors.
6. Consult with the Independent and Internal Auditors' the concerning integrity of the Company's financial reporting processes (Internal and external).
7. Inquire as to the Independent Auditors judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial statements.
8. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the Independent Auditors, Management or the Internal Auditors.
9. Review and approve the required reports to be included in the Company's annual proxy statement to shareholders.
10. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent Auditors.

At times, the responsibilities of the Audit Committee may also include:
1. Review and concur in the appointment, replacement, reassignment, or dismissal of the Internal Auditor.
2. Review and approve requests for any management consulting engagement to be performed by the Company's Independent Auditors and be advised of any other study undertaken at the request of Management that is beyond the scope of the audit engagement letter.
3. Review periodically with the Company's counsel legal and regulatory matters that may have a material impact on the AICPA's and Related Entities' financial statements, compliance policies and programs.
4. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

VI. Independent Auditors
* Each year the Independent Auditing Firm will present its Audit Plan and the estimated fees for performing the annual audit and quarterly reviews of Form 10-Q in the form of an engagement letter. This engagement letter will be presented to the Audit Committee for its approval.
* The Audit Committee will meet with the Independent Auditors to review the Audit Plan and results of their annual audit and to discuss any concerns of the Independent Auditors including those items cited in the Management Letter on the Company's internal control function.
* Will discuss with the Audit Committee the matters required to be discussed by Generally Accepted Auditing Standards (GAAS).

VII. Internal Auditors
The objective of the Company's internal audit function is to determine that the Company has established effective internal controls and compliance with managerial policies, laws, regulations and generally accepted accounting principles.
* Internal audit responsibilities will be fulfilled by either an employee of the Company or an outside firm that provides internal audit services. On an annual basis, senior management and the Audit Committee will evaluate whether the internal audit function should be fulfilled by a Company employee or by an outside firm which provides internal audit services.
* The Internal Auditors will use follow-up procedures to ensure that exceptions noted during regulatory exams, independent or internal audits are addressed in a satisfactory manner.
* The President and the Audit Committee will have authority to approve internal audit special investigations which have not been included as part of the current Audit Plan.

Disclosure of Audit Fees

Audit Fees. The aggregate fees of Berry, Dunn, McNeil & Parker (BDMP) for the audit of First National Lincoln Corporation's financial statements at and for the year ended December 31, 2000 and reviews of First National Lincoln Corporation's Quarterly Reports on Form 10-Q were $46,660, of which an aggregate amount of $26,483 has been billed through December 31, 2000.

Financial Information Systems Design and Implementation Fees. No services were rendered by BDMP to First National Lincoln Corporation for the year ended December 31, 2000 for financial information systems design and implementation.

All Other Fees. The aggregate fees for services other than those discussed above rendered by BDMP to First National Lincoln Corporation for the year ended December 31, 2000 were $33,750, of which an aggregate amount of $24,750 has been billed through December 31, 2000.

The audit committee has considered the compatibility of the non-audit services furnished by BDMP with the firm's need to be independent.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires that the Company's directors, executive officers, and any person holding more than ten percent of the Company's Common Stock file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.
     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them in 2000.

Information About Stockholder Proposals

     If you wish to submit proposals to be included in the Company's 2001 proxy statement for the 2002 Annual Meeting of Stockholders, the Company must receive them by December 31, 2001, pursuant to the proxy solicitation regulations of the SEC. SEC rules contain standards as to which stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the rules and regulations promulgated by the SEC.
     In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:
* You must be a stockholder of record and have given timely notice in writing to the Clerk of the Company.
* Your notice must contain specific information required in the Company's
Bylaws.

Financial Statements

     An annual report to shareholders, including consolidated financial statements of the Company and its subsidiaries prepared in conformity with generally accepted accounting principles, is being distributed to all Company shareholders of record and is enclosed herewith. Shareholders may obtain a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, without charge.
Written requests should be directed to F. Stephen Ward, Treasurer, at P.O. Box 940, Damariscotta, ME 04543.

Other Matters

     The Annual Meeting is called for the purposes set forth in this notice. Management is not aware of any other matter that will come before the meeting. However, if any other business should come before the meeting, your Proxy, if signed and returned, will give to the persons designated in it discretionary authority to vote according to their best judgment. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy in accordance with the recommendations of Management.



By Order of the Board of Directors

/s/ Donald C. Means

Donald C. Means, Clerk
Damariscotta, Maine

March 19, 2001

FIRST NATIONAL LINCOLN CORPORATION
Post Office Box 940, Main Street, Damariscotta, Maine 04543
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoint Daniel R. Daigneault and F. Stephen Ward as Proxies, each with power to appoint a substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned as of the close of business on March 5, 2001, at the Annual Meeting of Stockholders to be held on April 24, 2001, or at any adjournment thereof.

1. To ratify the Board of Directors' vote to fix the number of Directors at ten.
___ For     __ Against     __ Abstain

2. To elect as directors of the Company the three persons listed in the enclosed Proxy Statement dated March 19, 2001, for the term described therein.
__ Vote for all Listed Nominees
__ Authority to Vote for Directors is Withheld
__ Vote for Listed Nominees Except the Following:

Instruction: to withhold authority to vote for any individual Nominee(s), write the name(s) of the Nominee(s) in the space provided above.

3. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2001.
__ For     __ Against     __ Abstain
4. To transact such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON BEHALF OF THE UNDERSIGNED STOCKHOLDER IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, AND 3, AND IN THE DISCRETION OF MANAGEMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please date and then sign exactly as name appears below. Only one joint tenant need sign.
When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title.


Date___________________________________ 2001


Signature___________________________________


Signature___________________________________



18